REPORT

OF THE

AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF BEST BUY

TO THE

BOARD OF DIRECTORS OF BEST BUY

REGARDING

INVESTIGATION OF ALLEGED
MISCONDUCT BY FORMER CHIEF
EXECUTIVE OFFICER

May 12, 2012

This report by the Audit Committee of the Board of Directors of Best Buy Co., Inc. (“Best Buy” or the “Company”) presents the results of an inquiry involving an allegedly inappropriate relationship between former Chief Executive Officer Brian Dunn (the “CEO”), age 51, and a subordinate, 29-year-old female employee (the “female employee”). The purpose of the inquiry was to determine whether the relationship involved violations of Company policy or improper use of Company resources.

I.	Nature of Inquiry

The inquiry relied upon voluminous interviews, documents, and other data. The inquiry included 45 interviews of 34 current or former employees; searches of e-mails and other documents on the CEO’s and the female employee’s computers; a review of relevant internal ethics complaints; a survey of personnel records; a review of the CEO’s and the female employee’s purchase records using their employee discount; an analysis of the log of products the CEO tested as product samples; and an analysis of the CEO’s and the female employee’s Company phone records. The Company did not have access to the CEO’s complete personal cell phone records but did have copies of limited invoices for the CEO’s personal cell phone containing only nine days of itemized usage data during two trips abroad in 2011. In addition, the Company’s Internal Audit staff performed an in-depth analysis of expense reports, records reflecting corporate use of aircraft, and records of the CEO’s use of a Company credit card over a three-year period.

II.	Conclusions of Inquiry

The CEO violated Company policy by engaging in an extremely close personal relationship with a female employee that negatively impacted the work environment. He also violated Company policy by soliciting from a vendor a complimentary ticket for the female employee. His relationship with the female employee demonstrated extremely poor judgment and a lack of professionalism, but the inquiry revealed no misuse of Company resources. The inquiry also revealed no misuse of aircraft. In addition, as part of the investigation, it was determined that the Chairman of the Board of Directors (the “Chairman”) acted inappropriately when he failed to bring the matter to the Audit Committee of the Board of Directors in December 2011, when the allegations were first raised with him.

A.	CEO’s Relationship with Employee

The CEO maintained an inappropriate relationship with the female employee that disrupted the work environment. Several employees witnessed the CEO visit with the female employee in his office and alone in conference rooms. The female employee spoke openly and frequently in the workplace about her friendship with the CEO and the favors he provided to her. The growing awareness and speculation surrounding the relationship created friction and disruption in the workplace and, according to her supervisor, impeded efforts to supervise the female employee.

Both the CEO and the female employee acknowledged numerous social meetings outside the office, including lunches and drinks both during the work week and on the weekend. The CEO also gave the female employee tickets to at least seven concerts and sporting events. At one concert in Las Vegas, the CEO solicited a vendor for a complimentary ticket for the female employee. The CEO also loaned the female employee $600 of personal money so that she could change her plane ticket from Las Vegas and allowed her to use an empty hotel room not paid for by the Company or by her.

Further, the CEO and the female employee engaged in a significant amount of communication by text and cell phone for which there was no identifiable business purpose. During one four-day and one five-day trip abroad during 2011, the CEO contacted the female employee by cell phone at least 224 times, including 33 phone calls, 149 text messages, and 42 picture or video messages. In one instance, several photographs were discovered on the CEO’s personal cell phone that contained messages expressing affection, one of which included the female employee’s initials.

Both the CEO and the female employee have stated that the relationship was a close friendship that was not romantic or otherwise improper. Even accepting those statements as true, the relationship nevertheless reflected extremely poor judgment by the CEO. His conduct toward the female employee damaged employee morale and created unnecessary distraction in the workplace. The frequency and level of interaction between the CEO and the female employee became sufficiently well known at Company headquarters that it generated speculation about the nature of the relationship, especially due to the disparity in position, power, and age between the CEO and the female employee. This disruption in the workplace was exacerbated when the female employee openly discussed with her colleagues her relationship with the CEO. In addition, the CEO’s perceived favoritism toward the female employee undermined her supervisor’s ability to manage her. Further, the CEO’s relationship with this employee led some employees to question senior management’s commitment to Company policy and the ethical principles the Company champions. During interviews, some employees said that they felt that the rules appeared to apply to every employee except the CEO. In the Audit Committee’s view, the CEO’s behavior was unprofessional and damaging to the work environment and evidenced a lack of the judgment expected of the most senior executive officer of the Company.

Company policy prohibits any “behavior not consistent with our Company values or that negatively impacts the work environment.” Company policy also requires employees “to disclose or avoid any activity or interest that may be regarded as a possible conflict with Best Buy’s interest. A conflict of interest occurs when an employee places, or gives the appearance of placing, personal interests ahead of, or at the expense of, the interests of Best Buy while doing Company business.” Further, Company policy prohibits employees from receiving gifts of value from vendors. The Audit Committee finds that the CEO violated Company policy by allowing his relationship with the female employee to negatively impact the work environment, by placing his interest in the relationship ahead of Company interests, and by soliciting a complimentary ticket from a vendor for the female employee.

B.	Failure to Report Allegations in December 2011

Allegations about the inappropriate relationship first came to the attention of the Chairman in December 2011. At that time, a Company executive provided the Chairman with a written statement from another employee containing specific allegations about a possible inappropriate relationship between the CEO and the female employee. After receipt of the statement, the Chairman confronted the CEO and handed him a copy of the written statement, which was signed by the employee who had raised the concerns. The CEO adamantly denied any inappropriate conduct or romantic relationship with respect to the female employee. Following this conversation, the Chairman did not share information about the conversation, the CEO’s denial, or any of the related allegations with the Audit Committee, the General Counsel, the head of Human Resources, the Chief Ethics Officer, or any other Board member. The Board of Directors and the Audit Committee learned about these issues for the first time from the General Counsel in mid-March 2012, after allegations of the inappropriate relationship came to the attention of a senior Human Resources employee.

The Company’s Audit Committee charter assigns oversight responsibility for ethics matters to the Audit Committee. Given the specificity and potential gravity of the allegations, the Chairman’s decision to unilaterally address the situation without promptly notifying the Audit Committee was inconsistent with the Audit Committee’s responsibility for such matters pursuant to its charter. The Audit Committee should have had the opportunity to independently assess the concerns that had been raised and to determine the appropriate course of action, as happened in mid-March 2012 when the allegations first were presented to the Audit Committee. Moreover, it was inappropriate for the Chairman to show the CEO the signed, written statement containing the allegations. In doing so, the Chairman revealed to the CEO the identity of the female employee, the employee who authored the statement, and other employees mentioned in the statement. This action exposed the employees to potential retaliation and exposed the Company to potential liability for such retaliation. More generally, improper handling of employee allegations discourages employees from reporting potentially improper behavior to their supervisors, adversely affects the Company’s governance, and inhibits its ability to run an effective ethical compliance program.

III.	Conclusion

We find that the CEO violated Company policies with respect to inappropriate conduct, conflicts of interest, and vendor gifts, but we find no evidence of misuse of Company resources. As the CEO of a publicly held company, he was in a position in which his leadership skills were critical to his capacity to oversee approximately 167,000 employees and to maintain the confidence of shareholders and investors. Here, the CEO developed a close personal relationship with a subordinate that negatively impacted the work environment. Such behavior was disruptive and reflected poorly on the CEO’s judgment. Further, by unilaterally confronting the CEO in December 2011, the Chairman failed to act in a manner consistent with the Audit Committee’s mandate and good governance practices, and he created serious risks of employee retaliation and Company liability.